UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/29/2006

EnerSys

(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2366 Bernville Road, Reading, Pennsylvania 19605

(Address of principal executive offices, including zip code)

(610) 208-1991

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01. Entry into a Material Definitive Agreement

On July 5, 2006, the Board of Directors of EnerSys approved the EnerSys Management Incentive Plan for Fiscal Year 2007 (the “2007 MIP”). The 2007 MIP generally provides for annual cash bonus awards to our executive officers and other eligible employees upon the achievement of certain corporate objectives. There are two corporate performance measures in the 2007 MIP, one based on corporate profitability, and one based on level of indebtedness. The bonus payout ranges from 15% to 100% of base salary for our Chief Executive Officer, and from 9% to 60% of base salary for our other executive officers. Our CEO and other executive officers of the Company can earn an additional 70% and 42%, respectively, of their base salaries if our corporate profitability exceeds the base target and meets “stretch” targets set by our Compensation Committee. The foregoing description does not constitute a complete summary of the 2007 MIP. Refer to the 2007 MIP, which is attached hereto as Exhibit 10.1 and incorporated by reference, for a complete description.

Effective June 29, 2006, EnerSys completed the Third Amendment to Credit Agreement and First Amendment to Pledge Agreement (“Amendment”) in connection with its $480,000,000 senior secured Credit Agreement (the “Credit Agreement”) among EnerSys, EnerSys Capital Inc., various lending institutions party thereto, Bank of America, N.A. as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. The disclosure required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective June 29, 2006, EnerSys completed the Amendment to the Credit Agreement among EnerSys, EnerSys Capital Inc., various lending institutions party thereto (the “Lenders”), Bank of America, N.A. as Administrative Agent, Morgan Stanley Senior Funding, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Documentation Agent. A copy of the Amendment is attached hereto as Exhibit 10.2 and incorporated by reference. The Lenders approved the elimination of our senior secured debt leverage ratio covenant (while maintaining our total debt leverage ratio covenant) and agreed to several minor technical changes in the Credit Agreement. The Lenders did not approve the reduction in credit spread that we had requested.

Item 7.01. Regulation FD Disclosure

On July 6, 2006, EnerSys issued a press release announcing the completion of the Amendment described in Item 2.03. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 EnerSys Management Incentive Plan for fiscal year 2007

10.2 Third Amendment to Credit Agreement and First Amendment to Pledge Agreement

99.1 Press Release, dated July 6, 2006, of EnerSys regarding the Third Amendment to Credit Agreement and First Amendment to Pledge Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 06, 2006	By:	/s/ Frank M. Macerato
Frank M. Macerato
Vice President & General Counsel